UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 20, 2006, we made a distribution to our shareholders of one warrant for each common share owned on January 18, 2006, each warrant entitling the owner to purchase one common share at an exercise price of $3.25 per share until January 31, 2007 and $3.75 per share from February 1, 2007 until January 31, 2008.

As previously reported on Form 8-K filed on January 31, 2007, on January 30, 2007, our Board of Directors extended the expiration dates of the warrants such that the warrants will allow the holders to purchase one common share at an exercise price of $3.25 per share until January 31, 2008 and $3.75 per share from February 1, 2008 until January 31, 2010.

On January 31, 2007, we entered into the Second Amendment to the Warrant Agreement with our transfer and warrant agent, Registrar and Transfer Company, reflecting the extension of the warrants. A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02	Results of Operations and Financial Condition

On February 1, 2007, we issued a press release describing a decline in our revenues for the twelve months ended December 31, 2006 compared to the same period ended December 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

Exhibit No.	Description
10.1	Second Amendment to the Warrant Agreement dated January 31, 2007 by and between Action Products International, Inc. and Registrar and Transfer Company.

99.1	Press release, dated February 1, 2007, issued by Action Products International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan
Chief Executive Officer

Date: February 8, 2007